SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported) February 3, 2003
                                                       (February 3, 2003)


                             RITE AID CORPORATION
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            (Exact name of registrant as specified in its charter)


 Delaware                           1-5742                     23-1614034
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(State or Other Jurisdiction      (Commission               (IRS Employer
  of Incorporation)               File Number)              Identification No.)


30 Hunter Lane, Camp Hill, Pennsylvania                            17011
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(Address of Principal Executive Offices)                          (Zip Code)


Registrant's telephone number, including area code   (717) 761-2633
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                                     None
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         (Former Name or Former Address, if Changed Since Last Report)


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Item 5. Other Events.

         On February 3, 2003, Rite Aid Corporation issued a press release announcing that it plans to offer $200 million of senior secured notes due 2011. The company intends to use the net proceeds from the offering for general corporate purposes, which may include capital expenditures and repayments or repurchases of outstanding indebtedness. The company intends to redeem its senior secured (shareholder) notes due 2006 in connection with the offering.

         The offering is subject to market and other customary conditions and contingent upon the company obtaining consent to certain amendments to its senior credit and synthetic lease facilities.

         The notes will be offered in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended, and outside the United States pursuant to Regulation S under the Securities Act. The notes have not been registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

99.1 Registrant's Press Release, dated February 3, 2003.
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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           RITE AID CORPORATION


Dated:   February 3, 2003                  By: /s/ Robert B. Sari
                                              --------------------------
                                           Name:  Robert B. Sari
                                           Title: Senior Vice President,
                                                  General Counsel and Secretary

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                                 EXHIBIT INDEX


Exhibit No.       Description

 99.1             Registrant's Press Release dated February 3, 2003